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                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 3 to Form S-1 of Bolle Inc. of our report dated March 10, 1997 relating to the consolidated financial statements of Bolle Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ PRICE WATERHOUSE LLP

Dallas, Texas
February 3, 1998